UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act 1934

Date of Report (Date of earliest event reported): September 30, 2016

General Steel Holdings, Inc.
(Exact name of registrant as specified in charter)

Nevada	001-33717	41-2079252
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Level 2, Building G,
No. 2A Chen Jia Lin, Ba Li Zhuang,
Chaoyang District, Beijing, China 100025

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: + 86 (10) 85723073

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 30, 2016, General Steel Holding, Inc., a Nevada corporation (the “Registrant”) entered into a share purchase agreement (the “Agreement”) with Alternative Wealth Limited, a company limited by shares incorporated and existing under laws of British Virgin Islands (“AWL”). Pursuant to the terms of the Agreement, the Registrant sold 1,500,000 shares of its common stock (the “Shares”) at a purchase price of USD$1.00 per share for aggregate proceeds of USD$1,500,000. The offering of the Shares was exempt from registration and was made in reliance upon the provisions of Regulation S promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended.

There is no material relationship between the Registrant, its officers or affiliates and AWL.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the actual share purchase agreement with AWL which is filed hereto as Exhibit 10.1 and is incorporated by reference in this report.

Item 3.02	Unregistered Sales of Equity Securities

The disclosure set forth in response to Item 1.01 is incorporated into this Item 3.02.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

10.1	Share Purchase Agreement, by and among the Registrant and Alternative Wealth Limited, dated September 30, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL STEEL HOLDINGS, INC.

By:	/s/ John Chen
Name:	John Chen
Title:	Chief Financial Officer

Dated: October 6, 2016

Exhibit Index

Exhibit No.	Description

10.1	Share Purchase Agreement, by and among the Registrant and Alternative Wealth Limited, dated September 30, 2016.